Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Investar Holding Corporation (“Investar”) of our report dated February 17, 2017, relating to the consolidated financial statements of Citizens Bancshares, Inc., appearing in the Current Report on Form 8-K, dated March 15, 2017, of Investar.

We also consent to the reference of our firm under the heading “Experts” in such Prospectus Supplement.

/s/ Hannis T. Bourgeois, LLP

Baton Rouge, Louisiana

March 21, 2017